EXHIBIT 24.2
POWER OF ATTORNEY
The person whose signature appears below hereby constitutes and appoints Joseph Fortunato and Curtis J. Larrimer, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to the registration statement on Form S-1 of GNC Corporation (and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, for the offering which the registration statement relates), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ John R. Ranelli

John R. Ranelli	Director	July 7, 2006